SUN

Sun Communities, Inc.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2018

NEWS RELEASE
July 25, 2018

Sun Communities, Inc. Reports 2018 Second Quarter Results
Expands Portfolio and Raises 2018 Guidance

Southfield, Michigan, July 25, 2018 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its second quarter results for 2018.

Financial Results for the Quarter and Six Months Ended June 30, 2018

For the quarter ended June 30, 2018, total revenues increased $33.5 million, or 14.1 percent, to $271.4 million compared to $237.9 million for the same period in 2017. Net income attributable to common stockholders was $20.4 million, or $0.25 per diluted common share, for the quarter ended June 30, 2018, as compared to net income attributable to common stockholders of $12.4 million, or $0.16 net income per diluted common share, for the same period in 2017.

For the six months ended June 30, 2018, total revenues increased $57.0 million, or 12.1 percent, to $529.3 million compared to $472.3 million for the same period in 2017. Net income attributable to common stockholders was $50.4 million, or $0.63 per diluted common share, as compared to net income attributable to common stockholders of $33.5 million, or $0.45 net income per diluted common share, for the same period in 2017.

Non-GAAP Financial Measures and Portfolio Performance

•	Core Funds from Operations (“Core FFO”)(1) for the quarter ended June 30, 2018, was $1.07 per diluted share and OP unit (“Share”) as compared to $0.96 in the prior year, an increase of 11.5 percent.

•	Same Community(3) Net Operating Income (“NOI”)(1) increased by 7.2 percent for the quarter ended June 30, 2018, as compared to the same period in 2017.

•	Same Community occupancy(4) increased by 200 basis points to 97.8 percent, as compared to 95.8 percent at June 30, 2017.

•
Home sales volumes increased 17.7 percent for the quarter ended June 30, 2018, as compared to the same period in 2017. New home sales volumes increased 65.4 percent to 134 for the quarter ended June 30, 2018, as compared to 81 in the same period in 2017.

Gary Shiffman, Chief Executive Officer of Sun Communities commented, “Sun continued to produce solid investor returns in the second quarter and deliver value creation across our MH communities and RV resorts. Core FFO rose 11.5 percent driven by significant contributions from our same community pool as well as our acquisition activity. We invested in properties valued at over $334 million including 17 operating resorts, one resort under development and one land parcel entitled for future development. As a consequence of our strong performance and the accretion from our recent acquisition activity, we are raising our 2018 Core FFO guidance.”

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.1 percent at June 30, 2018 and June 30, 2017. During the quarter ended June 30, 2018, revenue producing sites increased by 634 sites, as compared to 752 revenue producing sites gained during the second quarter of 2017.

During the six months ended June 30, 2018, revenue producing sites increased by 1,250 sites, as compared to an increase of 1,439 revenue producing sites during the six months ended June 30, 2017.

Same Community(3) Results

For the 336 stabilized communities owned and operated by the Company since January 1, 2017, NOI(1) for the quarter ended June 30, 2018 increased 7.2 percent over the same period in 2017, as a result of a 6.3 percent increase in revenues and a 4.6 percent increase in operating expenses. Same Community occupancy(4) increased to 97.8 percent at June 30, 2018 from 95.8 percent at June 30, 2017.

For the six months ended June 30, 2018, total revenues increased by 6.0 percent while total expenses increased by 5.6 percent, resulting in an increase to NOI(1) of 6.2 percent over the six months ended June 30, 2017.

Home Sales

During the quarter ended June 30, 2018, the Company sold 943 homes as compared to 801 homes sold during the same period in 2017, a 17.7 percent increase. Rental home sales, which are included in total home sales, were 275 and 302 for the quarters ended June 30, 2018 and 2017, respectively.

During the six months ended June 30, 2018, 1,780 homes were sold compared to 1,627 for the same period in 2017. Rental sales, which are included in total home sales, were 509 and 542 for the six months ended June 30, 2018 and 2017, respectively.

PORTFOLIO ACTIVITY

Acquisitions(2)

During and subsequent to the quarter ended June 30, 2018, the Company invested in 17 RV resorts, an RV development currently under construction and one entitled development land parcel with a total value of $334 million. The investments include:

•
An 80 percent equity interest in Sun NG RV Resorts LLC (“Sun NG Resorts”), consisting of ten operating RV resorts and one ground-up RV development currently under construction. The portfolio consists of 2,700 developed sites and 940 sites available for development. Sun Communities purchased the 80 percent interest in Sun NG Resorts for $61.6 million through Sun NG LLC. Sun paid additional consideration of $123.3 million consisting of a $1.8 million preferred equity investment and a $121.5 million temporary loan to Sun NG Resorts. The Company is in active

i

negotiations to replace the temporary loan with permanent entity level financing. The remaining 20 percent ownership interest in Sun NG Resorts of $15.4 million is held by NG Sun LLC, which is controlled by Northgate Resorts. Other components of the capital structure for the transaction include:

–$35.3 million Series A preferred equity - mandatorily redeemable
–$6.5 million Series B preferred equity
–$15.0 million Assumed debt and other liabilities

•	$72.1 million investment in seven RV resorts located in five states, comprised of approximately 1,500 sites and 175 sites available for expansions.

•	$5.3 million investment in a 369 acre land parcel in Granby, Colorado for development of a resort containing over 1,100 MH and RV sites.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended June 30, 2018, the Company repaid three collateralized term loans totaling $177.7 million with a weighted average interest rate of 4.53 percent. One loan was due to mature in August 2018 and two loans were due to mature in May 2023.

As of June 30, 2018, the Company had $3.4 billion of debt outstanding. The weighted average interest rate was 4.36 percent and the weighted average maturity was 7.8 years. The Company had $20.0 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.5 times.

Subsequent to quarter end, the Company entered into a $228.0 million mortgage with a 4.10 percent fixed rate and a 20 year term.

Equity Transactions

During and subsequent to the quarter ended June 30, 2018, the Company issued 1,201,700 shares of common stock through its At-the-Market (“ATM”) equity sales program at a weighted average price of $93.78 per share. Net proceeds from the sales were $111.3 million. This issuance includes 200,000 shares which were previously announced in conjunction with first quarter 2018 earnings.

GUIDANCE 2018

The Company is increasing its 2018 total portfolio guidance to take into account the contribution impact of the closed acquisitions, completed ATM share issuances and financings and anticipated additional financing related to the acquisitions. The updated guidance is as follows:

Total Portfolio
Number of communities: 367

	Q3 2018E	Q4 2018E	FY 2018E
Net Income per fully diluted share	$0.52 - $0.56	$0.18 - $0.22	$1.33 - $1.41
Core FFO(1) per fully diluted share	$1.34 - $1.37	$1.02 - $1.05	$4.57 - $4.63

The Company’s announced acquisitions have significant seasonality and contribute the vast majority of their annual NOI(1) contribution in the second and third quarters of the year. Due to this seasonality, Core FFO(1) guidance has been increased in the third quarter 2018 and decreased in the fourth quarter 2018. Core FFO(1) contribution from these acquisitions in the first and second quarters of 2019 is expected to be neutral.
The Company affirms 2018 Same Community NOI(1) growth guidance for the year of 6.75 percent to 7.25 percent and raises the estimated range of general and administrative expenses to $79.8 million to $81.0 million. The increase in general and administrative costs is primarily due to changes to the Company’s executive long term incentive plan which increased amortization in the current year, the staffing of a re-engineering and productivity team, and certain one-time non-recurring expenses incurred through the first half of 2018. Guidance does not include prospective acquisitions but contains certain additional financing assumptions related to its announced acquisition activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter operating results will be held on Thursday, July 26, 2018 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 9, 2018 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13680133. The conference call will be available live on Sun Communities’ website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of June 30, 2018, owned, operated, or had an interest in a portfolio of 367 communities comprising approximately 126,000 developed sites in 31 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
	Ryan Lumb	(949) 640-8780	rlumb@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

2nd Quarter 2018 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of June 30, 2018)

4,885
226
561
475
588
26,389
1,595
695
680
2,101
149
324
413
1,518
448
7,071
2,150
3,608
2,920
2,917
2,472
916
976
998
1,387
4,883
671
392
588
1,140
8,398
43,665
Number of Sites: 126,199
Headquarters

2nd Quarter 2018 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	6/30/2018	12/31/2017
ASSETS:
Land	$1,131,956	$1,107,838
Land improvements and buildings	5,484,388	5,102,014
Rental homes and improvements	551,840	528,074
Furniture, fixtures and equipment	162,961	144,953
Investment property	7,331,145	6,882,879
Accumulated depreciation	(1,337,567)	(1,237,525)
Investment property, net	5,993,578	5,645,354
Cash and cash equivalents	20,046	10,127
Inventory of manufactured homes	38,298	30,430
Notes and other receivables, net	176,755	163,496
Collateralized receivables, net (5)	117,314	128,246
Other assets, net	146,357	134,304
Total assets	$6,492,348	$6,111,957
LIABILITIES:
Mortgage loans payable	$2,636,847	$2,867,356
Secured borrowings (5)	118,242	129,182
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	—
Preferred OP units - mandatorily redeemable	37,338	41,443
Lines of credit (6)	536,377	41,257
Distributions payable	59,364	55,225
Advanced reservation deposits and rent	161,192	132,205
Other liabilities	151,984	138,536
Total liabilities	3,736,621	3,405,204
Commitments and contingencies	—	—
Series A-4 preferred stock	31,739	32,414
Series A-4 preferred OP units	10,137	10,652
Equity Interests - NG Sun LLC	21,869	—
STOCKHOLDERS' EQUITY:
Common stock	809	797
Additional paid-in capital	3,854,057	3,758,533
Accumulated other comprehensive (loss) / income	(2,184)	1,102
Distributions in excess of accumulated earnings	(1,223,394)	(1,162,001)
Total SUI stockholders' equity	2,629,288	2,598,431
Noncontrolling interests:
Common and preferred OP units	56,820	60,971
Consolidated variable interest entities	5,874	4,285
Total noncontrolling interests	62,694	65,256
Total stockholders' equity	2,691,982	2,663,687
Total liabilities & stockholders' equity	$6,492,348	$6,111,957

2nd Quarter 2018 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended June 30,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$177,080	$163,770	$13,310	8.1%
Transient revenue	21,590	15,691	5,899	37.6%
Revenue from home sales	41,217	30,859	10,358	33.6%
Rental home revenue	13,348	12,678	670	5.3%
Ancillary revenues	12,031	8,850	3,181	35.9%
Interest	5,277	5,043	234	4.6%
Brokerage commissions and other revenues, net	883	1,008	(125)	(12.4)%
Total revenues	271,426	237,899	33,527	14.1%

EXPENSES:
Property operating and maintenance	58,691	53,446	5,245	9.8%
Real estate taxes	14,076	13,126	950	7.2%
Cost of home sales	30,932	22,022	8,910	40.5%
Rental home operating and maintenance	5,268	4,944	324	6.6%
Ancillary expenses	8,241	7,148	1,093	15.3%
Home selling expenses	3,986	2,990	996	33.3%
General and administrative	21,442	19,899	1,543	7.8%
Transaction costs (7)	57	2,437	(2,380)	(97.7)%
Catastrophic weather related charges, net	53	281	(228)	(81.1)%
Depreciation and amortization	67,773	62,721	5,052	8.1%
Loss on extinguishment of debt	1,522	293	1,229	419.5%
Interest	32,260	32,358	(98)	(0.3)%
Interest on mandatorily redeemable preferred OP units / equity	790	787	3	0.4%
Total expenses	245,091	222,452	22,639	10.2%
Income before other items	26,335	15,447	10,888	70.5%
Other (expense) / income, net (8)	(1,828)	1,156	(2,984)	(258.1)%
Current tax (expense) / benefit	(225)	7	(232)	NM*
Deferred tax (expense) / benefit	(112)	364	(476)	(130.8)%
Net income	24,170	16,974	7,196	42.4%
Less: Preferred return to preferred OP units / equity	(1,103)	(1,196)	93	(7.8)%
Less: Amounts attributable to noncontrolling interests	(2,227)	(1,315)	(912)	69.4%
Less: Preferred stock distribution	(432)	(2,099)	1,667	(79.4)%
NET INCOME ATTRIBUTABLE TO SUI	$20,408	$12,364	$8,044	65.1%

Weighted average common shares outstanding:
Basic	79,612	74,678	4,934	6.6%
Diluted	80,116	75,154	4,962	6.6%
Earnings per share:
Basic	$0.25	$0.16	$0.09	56.3%
Diluted	$0.25	$0.16	$0.09	56.3%
* Not Meaningful

2nd Quarter 2018 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Six Months Ended June 30,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$352,290	$325,646	$26,644	8.2%
Transient revenue	43,591	36,869	6,722	18.2%
Revenue from home sales	76,117	58,122	17,995	31.0%
Rental home revenue	26,368	25,017	1,351	5.4%
Ancillary revenues	18,599	15,069	3,530	23.4%
Interest	10,593	9,689	904	9.3%
Brokerage commissions and other revenues, net	1,784	1,887	(103)	(5.5)%
Total revenues	529,342	472,299	57,043	12.1%

EXPENSES:
Property operating and maintenance	110,321	100,612	9,709	9.6%
Real estate taxes	27,912	26,269	1,643	6.3%
Cost of home sales	57,503	42,905	14,598	34.0%
Rental home operating and maintenance	10,438	10,046	392	3.9%
Ancillary expenses	13,624	11,909	1,715	14.4%
Home selling expenses	7,276	6,101	1,175	19.3%
General and administrative	41,199	37,738	3,461	9.2%
Transaction costs (7)	114	4,823	(4,709)	(97.6)%
Catastrophic weather related charges, net	(2,160)	368	(2,528)	(687.0)%
Depreciation and amortization	134,210	125,487	8,723	7.0%
Loss on extinguishment of debt	1,718	759	959	126.4%
Interest	63,398	63,680	(282)	(0.4)%
Interest on mandatorily redeemable preferred OP units / equity	1,409	1,571	(162)	(10.3)%
Total expenses	466,962	432,268	34,694	8.0%
Income before other items	62,380	40,031	22,349	55.8%
Other (expense) / income, net (8)	(4,445)	1,995	(6,440)	(322.8)%
Current tax expense	(399)	(171)	(228)	(133.3)%
Deferred tax benefit	235	664	(429)	(64.6)%
Net income	57,771	42,519	15,252	35.9%
Less: Preferred return to preferred OP units / equity	(2,183)	(2,370)	187	(7.9)%
Less: Amounts attributable to noncontrolling interests	(4,321)	(2,403)	(1,918)	79.8%
Less: Preferred stock distribution	(873)	(4,278)	3,405	(79.6)%
NET INCOME ATTRIBUTABLE TO SUI	$50,394	$33,468	$16,926	50.6%

Weighted average common shares outstanding:
Basic	79,233	73,677	5,556	7.5%
Diluted	79,905	74,272	5,633	7.6%
Earnings per share:
Basic	$0.63	$0.45	$0.18	40.0%
Diluted	$0.63	$0.45	$0.18	40.0%

2nd Quarter 2018 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of June 30, 2018

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	337	2.4390	822	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	412	0.4444	183	$25	6.5%
Series C preferred OP units	314	1.1100	349	$100	4.5%
Common OP units	2,731	1.0000	2,731	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,063	0.4444	472	$25	6.5%

Non-Convertible Securities
Common shares	80,891	N/A	N/A	N/A	$2.84^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of June 30, 2018

Equity	Shares	Share Price*	Total
Common shares	80,891	$97.88	$7,917,611
Common OP units	2,731	$97.88	267,310
Subtotal	83,622		$8,184,921

Series A-1 preferred OP units	822	$97.88	80,457
Series A-3 preferred OP units	74	$97.88	7,243
Series A-4 preferred OP units	183	$97.88	17,912
Series C preferred OP units	349	$97.88	34,160
Total diluted shares outstanding	85,050		$8,324,693

Debt
Mortgage loans payable			$2,636,847
Secured borrowings (5)			118,242
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,277
Preferred OP units - mandatorily redeemable			37,338
Lines of credit			536,377
Total Debt			$3,364,081

Preferred
A-4 preferred stock	1,063	$25.00	$26,575
Total Capitalization			$11,715,349

2nd Quarter 2018 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2018 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc. common stockholders:	$20,408	$12,364	$50,394	$33,468
Adjustments:
Depreciation and amortization	67,977	62,842	134,623	125,659
Amounts attributable to noncontrolling interests	2,089	1,202	3,978	2,102
Preferred return to preferred OP units	552	586	1,105	1,172
Preferred distribution to Series A-4 preferred stock	432	560	873	1,225
Gain on disposition of assets, net	(5,835)	(4,352)	(10,374)	(7,033)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9)	$85,623	$73,202	$180,599	$156,593
Adjustments:
Transaction costs (7)	—	2,437	—	4,823
Other acquisition related costs (10)	301	1,525	436	2,369
Loss on extinguishment of debt	1,522	293	1,718	759
Catastrophic weather related charges, net	53	281	(2,160)	368
Loss of earnings - catastrophic weather related (11)	325	—	650	—
Other expense / (income), net (8)	1,828	(1,156)	4,445	(1,995)
Debt premium write-off	(209)	(24)	(991)	(438)
Ground lease intangible write-off	817	—	817	—
Deferred tax expense / (benefit)	112	(364)	(235)	(664)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9)	$90,372	$76,194	$185,279	$161,815

Weighted average common shares outstanding - basic:	79,612	74,678	79,233	73,677
Add:
Common stock issuable upon conversion of stock options	2	2	2	2
Restricted stock	502	474	670	593
Common OP units	2,735	2,757	2,738	2,756
Common stock issuable upon conversion of Series A-1 preferred OP units	825	882	831	887
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	472	645	472	690
Weighted average common shares outstanding - fully diluted	84,223	79,513	84,021	78,680

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9) per share - fully diluted	$1.02	$0.92	$2.15	$1.99
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9) per share - fully diluted	$1.07	$0.96	$2.21	$2.06

2nd Quarter 2018 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$20,408	$12,364	$50,394	$33,468
Adjustments:
Interest expense	33,050	33,145	64,807	65,251
Loss on extinguishment of debt	1,522	293	1,718	759
Current tax expense / (benefit)	225	(7)	399	171
Deferred tax expense / (benefit)	112	(364)	(235)	(664)
Depreciation and amortization	67,773	62,721	134,210	125,487
Gain on disposition of assets, net	(5,835)	(4,352)	(10,374)	(7,033)
EBITDAre (1)	$117,255	$103,800	$240,919	$217,439
Adjustments:
Transaction costs (7)	57	2,437	114	4,823
Other expense / (income), net (8)	1,828	(1,156)	4,445	(1,995)
Catastrophic weather related charges, net	53	281	(2,160)	368
Preferred return to preferred OP units / equity	1,103	1,196	2,183	2,370
Amounts attributable to noncontrolling interests	2,227	1,315	4,321	2,403
Preferred stock distribution	432	2,099	873	4,278
Plus: Gain on dispositions of assets, net	5,835	4,352	10,374	7,033
Recurring EBITDA (1)	$128,790	$114,324	$261,069	$236,719

2nd Quarter 2018 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$20,408	$12,364	$50,394	$33,468
Other revenues	(6,160)	(6,051)	(12,377)	(11,576)
Home selling expenses	3,986	2,990	7,276	6,101
General and administrative	21,442	19,899	41,199	37,738
Transaction costs (7)	57	2,437	114	4,823
Depreciation and amortization	67,773	62,721	134,210	125,487
Loss on extinguishment of debt	1,522	293	1,718	759
Interest expense	33,050	33,145	64,807	65,251
Catastrophic weather related charges, net	53	281	(2,160)	368
Other expense / (income), net (8)	1,828	(1,156)	4,445	(1,995)
Current tax expense / (benefit)	225	(7)	399	171
Deferred tax expense / (benefit)	112	(364)	(235)	(664)
Preferred return to preferred OP units / equity	1,103	1,196	2,183	2,370
Amounts attributable to noncontrolling interests	2,227	1,315	4,321	2,403
Preferred stock distribution	432	2,099	873	4,278
NOI(1) / Gross Profit	$148,058	$131,162	$297,167	$268,982

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Real Property NOI (1)	$125,903	$112,889	$257,648	$235,634
Rental Program NOI (1)	24,619	23,743	48,778	46,699
Home Sales NOI (1) / Gross Profit	10,285	8,837	18,614	15,217
Ancillary NOI (1) / Gross Profit	3,790	1,702	4,975	3,160
Site rent from Rental Program (included in Real Property NOI) (1)(12)	(16,539)	(16,009)	(32,848)	(31,728)
NOI (1) / Gross profit	$148,058	$131,162	$297,167	$268,982

2nd Quarter 2018 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2018 Supplemental Information     11          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
FINANCIAL INFORMATION
Total revenues	$271,426	$257,916	$242,026	$268,245	$237,899
Net income	24,170	33,601	10,342	28,958	16,974
Net income attributable to common stockholders	20,408	29,986	7,438	24,115	12,364
Earnings per share basic*	$0.25	$0.38	$0.09	$0.31	$0.16
Earnings per share diluted*	0.25	0.38	0.09	0.31	0.16

Recurring EBITDA (1)	$128,790	$132,222	$119,408	$132,524	$114,324
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9)	85,623	94,976	76,609	86,917	73,202
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9)	90,372	94,907	81,812	93,757	76,194
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9) per share - fully diluted*	$1.02	$1.14	$0.92	$1.05	$0.92
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (9) per share - fully diluted*	1.07	1.14	0.98	1.13	0.96

BALANCE SHEETS
Total assets	$6,492,348	$6,149,653	$6,111,957	$6,157,836	$6,178,713
Total debt	3,364,081	3,129,440	3,079,238	3,003,427	3,018,653
Total liabilities	3,736,621	3,471,096	3,405,204	3,351,021	3,373,695

	Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
OPERATING INFORMATION*
New home sales	134	106	103	102	81
Pre-owned home sales	809	731	747	703	720
Total homes sold	943	837	850	805	801

Communities	367	350	350	348	344
Developed sites	107,192	106,617	106,036	104,359	103,377
Transient RV sites	19,007	15,693	15,856	15,915	16,187
Total sites	126,199	122,310	121,892	120,274	119,564

MH occupancy	95.0%	94.7%	94.6%	95.2%	95.1%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.1%	95.8%	95.8%	96.2%	96.1%

2nd Quarter 2018 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
DEBT OUTSTANDING
Mortgage loans payable	$2,636,847	$2,826,225	$2,867,356	$2,822,640	$2,832,819
Secured borrowings (5)	118,242	124,077	129,182	134,884	139,496
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	—	—	—	—
Preferred OP units - mandatorily redeemable	37,338	37,338	41,443	45,903	45,903
Lines of credit (6)	536,377	141,800	41,257	—	435
Total debt	$3,364,081	$3,129,440	$3,079,238	$3,003,427	$3,018,653

% FIXED/FLOATING
Fixed	84.0%	90.6%	93.7%	94.9%	94.9%
Floating	16.0%	9.4%	6.3%	5.1%	5.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.27%	4.25%	4.25%	4.26%	4.26%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	—%	—%	—%	—%
Preferred OP units - mandatorily redeemable	6.61%	6.61%	6.75%	6.87%	6.87%
Lines of credit (6)	3.31%	3.01%	2.79%	—%	—%
Average before Secured borrowings (5)	4.15%	4.22%	4.26%	4.30%	4.30%
Secured borrowings (5)	9.96%	9.97%	9.97%	9.98%	9.99%
Total average	4.36%	4.45%	4.50%	4.56%	4.56%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	6.5	6.2	6.3	6.0	6.0
Net Debt / Enterprise Value	28.6%	28.8%	28.2%	28.3%	27.2%
Net Debt / Gross Assets	42.7%	41.9%	41.8%	39.0%	38.0%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	3.7	3.6	3.6	3.5	3.4
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.6	3.4	3.3	3.2	3.1

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	Remaining 2018	2019	2020	2021	2022
Mortgage loans payable:
Maturities	$—	$40,407	$58,078	$270,680	$82,544
Weighted average rate of maturities	—%	6.17%	5.92%	5.53%	4.46%
Principal amortization	26,473	54,359	55,137	54,163	51,558
Secured borrowings (5)	2,635	5,624	6,137	6,595	6,804
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	—	35,277
Preferred OP units - mandatorily redeemable	1,500	1,175	—	—	—
Lines of credit (6)	—	2,845	—	534,000	—
Total	$30,608	$104,410	$119,352	$865,438	$176,183

2nd Quarter 2018 Supplemental Information     13          Sun Communities, Inc.

Statements of Operations – Same Community(3)
(amounts in thousands except for Other Information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES:
Income from real property (13)	$181,211	$170,445	$10,766	6.3%	$366,330	$345,651	$20,679	6.0%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	17,092	16,753	339	2.0%	32,133	31,598	535	1.7%
Legal, taxes & insurance	2,003	1,872	131	7.0%	4,427	3,385	1,042	30.8%
Utilities (13)	12,794	12,111	683	5.6%	26,675	24,488	2,187	8.9%
Supplies and repair (14)	7,547	7,263	284	3.9%	12,575	11,933	642	5.4%
Other	6,130	5,418	712	13.1%	11,560	10,654	906	8.5%
Real estate taxes	13,506	13,058	448	3.4%	26,866	26,165	701	2.7%
Total property operating expenses	59,072	56,475	2,597	4.6%	114,236	108,223	6,013	5.6%
NET OPERATING INCOME (NOI)(1)	$122,139	$113,970	$8,169	7.2%	$252,094	$237,428	$14,666	6.2%

	As of June 30,
	2018	2017	Change	% Change
OTHER INFORMATION
Communities	336	336	—

MH occupancy (4)	97.1%
RV occupancy (4)	100.0%
MH & RV blended occupancy % (4)	97.8%	95.8%	2.0%

Sites available for development	7,463	6,193	1,270	20.5%

Monthly base rent per site - MH	$545	$525	$20	3.8%	(16)
Monthly base rent per site - RV (15)	$448	$426	$22	5.2%	(16)
Monthly base rent per site - Total (15)	$523	$503	$20	4.0%	(16)

2nd Quarter 2018 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES:
Rental home revenue	$13,348	$12,678	$670	5.3%	$26,368	$25,017	$1,351	5.4%
Site rent included in Income from real property	16,539	16,009	530	3.3%	32,848	31,728	1,120	3.5%
Rental program revenue	29,887	28,687	1,200	4.2%	59,216	56,745	2,471	4.4%

EXPENSES:
Commissions	689	401	288	71.8%	1,019	1,011	8	0.8%
Repairs and refurbishment	2,207	2,363	(156)	(6.6)%	4,521	4,644	(123)	(2.6)%
Taxes and insurance	1,558	1,506	52	3.5%	3,093	2,943	150	5.1%
Marketing and other	814	674	140	20.8%	1,805	1,448	357	24.7%
Rental program operating and maintenance	5,268	4,944	324	6.6%	10,438	10,046	392	3.9%
NET OPERATING INCOME (NOI) (1)	$24,619	$23,743	$876	3.7%	$48,778	$46,699	$2,079	4.5%

Occupied rental home information as of June 30, 2018 and 2017:
Number of occupied rentals, end of period*	11,072	11,083	(11)	(0.1)%
Investment in occupied rental homes, end of period	$514,756	$479,503	$35,253	7.4%
Number of sold rental homes (YTD)*	509	542	(33)	(6.1)%
Weighted average monthly rental rate, end of period*	$927	$889	$38	4.3%

2nd Quarter 2018 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change	% Change	2018	2017	Change	% Change
REVENUES AND EXPENSES:
New home sales	$14,652	$7,546	$7,106	94.2%	$26,545	$14,429	$12,116	84.0%
Pre-owned home sales	26,565	23,313	3,252	13.9%	49,572	43,693	5,879	13.5%
Revenue from home sales	41,217	30,859	10,358	33.6%	76,117	58,122	17,995	31.0%

New home cost of sales	12,712	6,497	6,215	95.7%	22,909	12,345	10,564	85.6%
Pre-owned home cost of sales	18,220	15,525	2,695	17.4%	34,594	30,560	4,034	13.2%
Cost of home sales	30,932	22,022	8,910	40.5%	57,503	42,905	14,598	34.0%
NOI / Gross Profit (1)	$10,285	$8,837	$1,448	16.4%	$18,614	$15,217	$3,397	22.3%

Gross profit – new homes	$1,940	$1,049	$891	84.9%	$3,636	$2,084	$1,552	74.5%
Gross margin % – new homes	13.2%	13.9%	(0.7)%		13.7%	14.4%	(0.7)%
Average selling price – new homes*	$109,343	$93,161	$16,182	17.4%	$110,604	$91,905	$18,699	20.3%

Gross profit – pre-owned homes	$8,345	$7,788	$557	7.2%	$14,978	$13,133	$1,845	14.0%
Gross margin % – pre-owned homes	31.4%	33.4%	(2.0)%		30.2%	30.1%	0.1%
Average selling price – pre-owned homes*	$32,837	$32,379	$458	1.4%	$32,190	$29,723	$2,467	8.3%

Home sales volume:
New home sales*	134	81	53	65.4%	240	157	83	52.9%
Pre-owned home sales*	809	720	89	12.4%	1,540	1,470	70	4.8%
Total homes sold*	943	801	142	17.7%	1,780	1,627	153	9.4%

2nd Quarter 2018 Supplemental Information     16          Sun Communities, Inc.

Acquisitions and Other Summary (17)
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
REVENUES:
Income from real property	$9,729	$13,781

PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	1,578	2,196
Legal, taxes & insurance	83	141
Utilities(13)	1,082	1,714
Supplies and repair	366	513
Other	2,286	2,617
Real estate taxes	570	1,046
Property operating expenses	5,965	8,227
NET OPERATING INCOME (NOI) (1)	$3,764	$5,554

		As of June 30, 2018
Other information:
Number of properties		31
Occupied sites		2,255
Developed sites		2,319
Occupancy %		97.2%
Transient sites		4,365

2nd Quarter 2018 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
FLORIDA
Communities	124	123	123	121	121
Developed sites (18)	37,723	37,726	37,254	36,587	36,661
Occupied (18)	36,602	36,546	36,170	35,414	35,479
Occupancy % (18)	97.0%	96.9%	97.1%	96.8%	96.8%
Sites for development	1,335	1,397	1,485	1,469	1,368
MICHIGAN
Communities	69	68	68	68	68
Developed sites (18)	26,039	25,881	25,881	25,498	25,496
Occupied (18)	24,709	24,319	24,147	23,996	23,924
Occupancy % (18)	94.9%	94.0%	93.3%	94.1%	93.8%
Sites for development	1,668	1,371	1,371	1,752	1,752
TEXAS
Communities	23	21	21	21	21
Developed sites (18)	6,622	6,614	6,601	6,410	6,312
Occupied (18)	6,251	6,191	6,152	6,041	6,021
Occupancy % (18)	94.4%	93.6%	93.2%	94.2%	95.4%
Sites for development	1,168	1,100	1,100	1,277	1,345
CALIFORNIA
Communities	29	27	27	27	23
Developed sites (18)	5,694	5,692	5,692	5,693	4,894
Occupied (18)	5,647	5,646	5,639	5,630	4,834
Occupancy % (18)	99.2%	99.2%	99.1%	98.9%	98.8%
Sites for development	177	389	389	379	367
ARIZONA
Communities	11	11	11	11	11
Developed sites (18)	3,804	3,797	3,786	3,602	3,589
Occupied (18)	3,485	3,468	3,446	3,410	3,383
Occupancy % (18)	91.6%	91.3%	91.0%	94.7%	94.3%
Sites for development	—	—	—	269	269
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (18)	3,752	3,650	3,634	3,620	3,564
Occupied (18)	3,752	3,650	3,634	3,620	3,564
Occupancy % (18)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,662	1,664	1,696	1,628	1,628
INDIANA
Communities	11	11	11	11	11
Developed sites (18)	3,089	3,048	2,900	2,900	2,900
Occupied (18)	2,791	2,785	2,756	2,759	2,758
Occupancy % (18)	90.4%	91.4%	95.0%	95.1%	95.1%
Sites for development	277	318	466	330	330

2nd Quarter 2018 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
OHIO
Communities	9	9	9	9	9
Developed sites (18)	2,767	2,756	2,759	2,757	2,735
Occupied (18)	2,698	2,672	2,676	2,676	2,643
Occupancy % (18)	97.5%	97.0%	97.0%	97.1%	96.6%
Sites for development	59	75	75	75	75
COLORADO
Communities	8	8	8	8	8
Developed sites (18)	2,335	2,335	2,335	2,335	2,335
Occupied (18)	2,319	2,327	2,325	2,318	2,326
Occupancy % (18)	99.3%	99.7%	99.6%	99.3%	99.6%
Sites for development	1,819	650	650	670	656
OTHER STATES
Communities	68	57	57	57	57
Developed sites (18)	15,367	15,118	15,194	14,957	14,891
Occupied (18)	14,786	14,544	14,587	14,532	14,439
Occupancy % (18)	96.2%	96.2%	96.0%	97.2%	97.0%
Sites for development	3,233	2,381	2,385	2,540	2,582
TOTAL - PORTFOLIO
Communities	367	350	350	348	344
Developed sites (18)	107,192	106,617	106,036	104,359	103,377
Occupied (18)	103,040	102,148	101,532	100,396	99,371
Occupancy % (18)(19)	96.1%	95.8%	95.8%	96.2%	96.1%
Sites for development	11,398	9,345	9,617	10,389	10,372
% Communities age restricted	32.2%	33.7%	33.7%	33.6%	32.8%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,942	5,870	6,074	6,133	6,244
Texas	1,776	1,360	1,373	1,392	1,403
California	1,377	806	806	808	808
Ontario, Canada	1,133	1,234	1,248	1,262	1,314
Arizona	1,079	1,085	1,096	1,012	1,025
New York	928	610	614	623	630
New Jersey	906	931	917	1,016	1,028
Maine	591	591	596	529	533
Indiana	519	519	520	520	520
Michigan	350	256	256	258	260
Ohio	153	148	145	147	169
Other locations	4,253	2,283	2,211	2,215	2,253
Total transient RV sites	19,007	15,693	15,856	15,915	16,187

2nd Quarter 2018 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (20)	Lot Modifications (21)	Acquisitions (22)	Expansion & Development (23)	Revenue Producing (24)
YTD 2018	$77	$7,066	$9,471	$336,205	$61,258	$1,237
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631

2nd Quarter 2018 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual RV’s

LOCATIONS	Resident Move-outs	Net Leased Sites (25)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	695	432	121	158	705
Michigan	224	404	34	773	69
Ontario, Canada	387	118	10	15	78
Texas	118	99	16	197	16
Arizona	47	39	15	5	89
Indiana	24	35	3	112	4
Ohio	57	22	1	78	6
California	15	8	10	4	44
Colorado	1	(6)	1	37	29
Other locations	560	99	29	161	60
Six Months Ended June 30, 2018	2,128	1,250	240	1,540	1,100

TOTAL FOR YEAR ENDED	Resident Move-outs	New Leased Sites (25)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2017	2,739	2,406	362	2,920	2,006
2016	1,722	1,686	329	2,843	1,655

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2018 (TTM)	2.4%	7.1%
2017	1.9%	6.6%
2016	2.0%	6.1%

2nd Quarter 2018 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

2nd Quarter 2018 Supplemental Information     22          Sun Communities, Inc.

EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) The total value of $314.6 million for acquisitions of operating properties during the three months ended June 30, 2018 was comprised of $242.4 million of cash, $15.4 million of equity, $3.0 million of debt assumed, $12.0 million of other liabilities, net, $35.3 million of Preferred Interest Series A, and $6.5 million of Preferred Interest Series B.
(3) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2018 actual exchange rates.
(4) The Same Community occupancy percentage for 2018 is derived from 103,086 developed sites, of which 100,785 were occupied. The number of developed sites excludes RV transient sites and approximately 1,800 recently completed but vacant MH expansion sites. The Same Community occupancy percentage for 2017 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(5) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(6) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(7) In January 2018, new accounting guidance became effective, which clarified the definition of a business with the objective of assisting entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. Under previous guidance, substantially all of the Company’s property acquisitions were accounted for as business combinations with identifiable assets and liabilities measured at fair value, and acquisition related costs expensed as incurred and reported as Transaction costs. Under the new guidance, the Company expects that substantially all of its future property acquisitions will be accounted for as asset acquisitions. The purchase price of these properties are allocated on a relative fair value basis and direct acquisition related costs are capitalized as part of the purchase price. Acquisitions costs that do not meet the criteria for capitalization are expensed as incurred and reported as General and administrative costs.

(8)
Other (expense) / income, net for the three and six months ended June 30, 2018 primarily includes a $1.7 million foreign currency translation loss in addition to a $0.1 million contingent liability remeasurement loss and a $4.2 million foreign currency translation loss in addition to a $0.2 million contingent liability remeasurement loss, respectively. Other (expense) / income, net for the three and six months ended June 30, 2017 primarily includes a $2.2 million foreign currency translation gain offset by a $0.8 million contingent liability remeasurement loss and a $3.0 million foreign currency translation gain offset by a $1.0 million contingent liability remeasurement loss, respectively.

(9) The effect of certain anti-dilutive convertible securities is excluded from these items.
(10) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(11)
Core FFO(1) includes an adjustment of $0.3 million and $0.7 million for the three and six months ended June 30, 2018 for estimated loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities that require redevelopment due to damages sustained from Hurricane Irma in September 2017, as previously announced.

2nd Quarter 2018 Supplemental Information     23          Sun Communities, Inc.

(12) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(13) Same Community results net $7.8 million and $7.5 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended June 30, 2018 and 2017, respectively and net $15.7 million and $15.1 million for the six months ended June 30, 2018 and 2017, respectively.
(14) Same Community supplies and repair expense excludes $0.6 million and $1.5 million for the three and six months ended June 30, 2017, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(15) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(16) Calculated using actual results without rounding.
(17) Acquisitions and other is comprised of sixteen properties acquired in 2018, nine properties acquired in 2017, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, one property undergoing redevelopment, a recently opened ground-up development, one property that we have an interest in but do not operate, and other miscellaneous transactions and activity.
(18) Includes MH and annual RV sites, and excludes transient RV sites, as applicable. Total sites for development were comprised of approximately 74.0 percent for expansion, 21.0 percent for greenfield development and 5.0 percent for redevelopment.
(19) At June 30, 2018, total portfolio MH occupancy was 95.0 percent (including the impact of approximately 1,800 recently completed but vacant expansion sites) and annual RV occupancy was 100.0 percent.
(20) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(21) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(22) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the six months ended June 30, 2018 include $75.8 million of capital improvements identified during due diligence that are necessary to bring a community to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(23) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements.
(24) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(25) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

2nd Quarter 2018 Supplemental Information     24          Sun Communities, Inc.